UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2017

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EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 22, 2017, ExlService Holdings, Inc. (the “Company”), through a wholly owned subsidiary, completed the acquisition of substantially all of the assets, and certain trade payables and contract liabilities related thereto, of Health Integrated, Inc. (“Health Integrated”), a Florida based care management company that provides end-to-end technology and analytics-enabled care management services including case management, utilization management, disease management, special needs programs, and multi-chronic care management on behalf of health plans.

The purchase consideration consisted of (a) $22 million in cash, subject to a customary working capital adjustment and (b) the ability for Health Integrated to earn up to $5 million in cash as an earn-out, based on the achievement of certain performance goals by the Health Integrated business acquired by the Company during the 2018 calendar year. A portion of the purchase consideration otherwise payable was placed into escrow as security for the post-closing working capital adjustments and the indemnification obligations under the acquisition agreement. The Company paid the purchase price with a combination of cash on hand and borrowings from its credit facility.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: February 23, 2018	By:	/s/ Nancy Saltzman
	Name:	Nancy Saltzman
	Title:	Executive Vice President, General Counsel and Secretary